As filed with the U.S. Securities and Exchange Commission on May 6, 2019

File No. 001-38710

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

AMENDMENT NO. 4

TO

FORM 10

GENERAL FORM FOR REGISTRATION OF SECURITIES

PURSUANT TO SECTION 12(b) OR 12(g) OF

THE SECURITIES EXCHANGE ACT OF 1934

Corteva, Inc.

(Exact name of registrant as specified in its charter)

Delaware	82-4979096
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

974 Centre Road Wilmington, Delaware	19805
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 302-774-1000

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
Common Stock, par value $0.01 per share	New York Stock Exchange

Securities to be registered pursuant to Section 12(g) of the Act: None

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☐
		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☐

CORTEVA, INC.

INFORMATION REQUIRED IN REGISTRATION STATEMENT

CROSS-REFERENCE SHEET BETWEEN INFORMATION STATEMENT AND ITEMS OF FORM 10

Certain information required to be included in this Form 10 is incorporated by reference to specifically-identified portions of the body of the information statement filed herewith as Exhibit 99.1 and which will be made available to stockholders. None of the information contained in the information statement shall be incorporated by reference herein or deemed to be a part hereof unless such information is specifically incorporated by reference.

Item 1. Business.

The information required by this item is contained under the sections of the information statement entitled “Information Statement Summary,” “Risk Factors,” “Cautionary Statement Concerning Forward-Looking Statements,” “The Distribution,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” “Business,” “Certain Relationships and Related Person Transactions,” “Our Relationship with New DuPont and Dow Following the Distribution” and “Where You Can Find More Information.” Those sections are incorporated herein by reference.

Item 1A. Risk Factors.

The information required by this item is contained under the sections of the information statement entitled “Risk Factors” and “Cautionary Statement Concerning Forward-Looking Statements.” Those sections are incorporated herein by reference.

Item 2. Financial Information.

The information required by this item is contained under the sections of the information statement entitled “Capitalization,” “Unaudited Pro Forma Combined Financial Statements,” “Supplemental Management’s Discussion and Analysis of Pro Forma Segment Results,” “Selected Historical Consolidated Financial Data” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations.” Those sections are incorporated herein by reference.

Item 3. Properties.

The information required by this item is contained under the section of the information statement entitled “Business—Facilities.” That section is incorporated herein by reference.

Item 4. Security Ownership of Certain Beneficial Owners and Management.

The information required by this item is contained under the section of the information statement entitled “Security Ownership of Certain Beneficial Owners and Management.” That section is incorporated herein by reference.

Item 5. Directors and Executive Officers.

The information required by this item is contained under the section of the information statement entitled “Management.” That section is incorporated herein by reference.

Item 6. Executive Compensation.

The information required by this item is contained under the sections of the information statement entitled “Compensation Discussion and Analysis” and “Executive Compensation.” Those sections are incorporated herein by reference.

Item 7. Certain Relationships and Related Transactions, and Director Independence.

The information required by this item is contained under the sections of the information statement entitled “Management,” “Executive Compensation,” “Certain Relationships and Related Person Transactions” and “Our Relationship with New DuPont and Dow Following the Distribution.” Those sections are incorporated herein by reference.

Item 8. Legal Proceedings.

The information required by this item is contained under the section of the information statement entitled “Business—Environmental and Other Legal Proceedings.” That section is incorporated herein by reference.

Item 9. Market Price of, and Dividends on, the Registrant’s Common Equity and Related Stockholder Matters.

The information required by this item is contained under the sections of the information statement entitled “Risk Factors,” “The Distribution,” “Dividend Policy,” “Capitalization” and “Description of Our Capital Stock.” Those sections are incorporated herein by reference.

Item 10. Recent Sales of Unregistered Securities.

The information required by this item is contained under the section of the information statement entitled “Description of Our Capital Stock.” That section is incorporated herein by reference.

Item 11. Description of Registrant’s Securities to be Registered.

The information required by this item is contained under the sections of the information statement entitled “Risk Factors,” “The Distribution,” “Dividend Policy,” “Capitalization” and “Description of Our Capital Stock.” Those sections are incorporated herein by reference.

Item 12. Indemnification of Directors and Officers.

The information required by this item is contained under the section of the information statement entitled “Description of Our Capital Stock.” That section is incorporated herein by reference.

Item 13. Financial Statements and Supplementary Data.

The information required by this item is contained in the financial statements that are filed as Exhibit 99.2 hereto and which are incorporated herein by reference. Additional information is contained under the section of the information statement entitled “Merger, Intended Separations, Reorganization and Financial Statement Presentation—Financial Statement Presentation.”

Item 14. Changes in and Disagreements with Accountants on Accounting and Financial Disclosure.

None.

Item 15. Financial Statements and Exhibits.

(a) Financial Statements

The information required by this item is contained in the financial statements that are filed as Exhibits 99.2 and 99.3 hereto and which are incorporated herein by reference. Additional information is contained under the section of the information statement entitled “Merger, Intended Separations, Reorganization and Financial Statement Presentation—Financial Statement Presentation.”

(b) Exhibits

The following documents are filed as exhibits hereto:

Exhibit Number	Exhibit Description
2.1	Separation and Distribution Agreement by and among DowDuPont Inc., Dow Inc. and Corteva, Inc.†**

3.1	Form of Amended and Restated Certificate of Incorporation of Corteva, Inc.

3.2	Form of Amended and Restated By-Laws of Corteva, Inc.

10.1	Tax Matters Agreement by and among DowDuPont Inc., Corteva, Inc. and Dow Inc.†**

10.2	Employee Matters Agreement by and among DowDuPont Inc., Corteva, Inc. and Dow Inc.†**

10.3	Form of Intellectual Property Cross-License Agreement by and between Corteva, Inc. and DowDuPont Inc. **

10.4	Intellectual Property Cross-License Agreement by and between Corteva, Inc. and Dow Inc.†**

10.5	Form of Corteva, Inc. 2019 Omnibus Incentive Plan.

10.6	Fondation de Prevoyance en Faveur du Personnel de DuPont de Nemours International SÁRL.

10.7	The E. I. du Pont de Nemours and Company Management Deferred Compensation Plan, incorporated by reference to Exhibit 4.3 to DowDuPont Inc. Registration Statement on Form S-8 filed September 1, 2017.† *

10.8	The E. I. du Pont de Nemours and Company Stock Accumulation and Deferred Compensation Plan for Directors, incorporated by reference to Exhibit 4.4 to DowDuPont Inc. Registration Statement on Form S-8 filed September 1, 2017.† *

10.9	E. I. du Pont de Nemours and Company’s Pension Restoration Plan, as last amended effective June 29, 2015 (incorporated by reference to Exhibit 10.3 to E. I. du Pont de Nemours and Company’s Quarterly Report on Form 10-Q (Commission file number 1-815) for the period ended June 30, 2015).† *

10.10	E. I. du Pont de Nemours and Company’s Rules for Lump Sum Payments, as last amended effective May 15, 2014 (incorporated by reference to Exhibit 10.4 to E. I. du Pont de Nemours and Company’s Quarterly Report on Form 10-Q (Commission file number 1-815) for the period ended June 30, 2015).† *

10.11	E. I. du Pont de Nemours and Company’s Retirement Savings Restoration Plan, as last amended effective May 15, 2014. (incorporated by reference to Exhibit 10.08 to E. I. du Pont de Nemours and Company’s Quarterly Report on Form 10-Q (Commission file number 1-815) for the period ended June 30, 2014).† *

10.12	E. I. du Pont de Nemours and Company’s Retirement Income Plan for Directors, as last amended January 2011 (incorporated by reference to Exhibit 10.9 to E. I. du Pont de Nemours and Company’s Quarterly Report on Form 10-Q (Commission file number 1-815) for the period ended March 31, 2012).† *

10.13	E. I. du Pont de Nemours and Company’s Senior Executive Severance Plan, as amended and restated effective December 10, 2015 (incorporated by reference to Exhibit 10.10 to E. I. du Pont de Nemours and Company’s Annual Report on Form 10-K (Commission file number 1-815) for the year ended December 31, 2015).† **

10.14	Separation Agreement by and between E. I. du Pont de Nemours and Company and The Chemours Company (incorporated by reference to Exhibit 2.1 to E. I. du Pont de Nemours and Company’s Current Report on Form 8-K (Commission file number 1-815) dated July 8, 2015).† **

10.15	Amendment No. 1 to Separation Agreement by and between E. I. du Pont de Nemours and Company and The Chemours Company, dated August 24, 2017 (incorporated by reference to Exhibit 2.1 to E. I. du Pont de Nemours and Company’s Current Report on Form 8-K (Commission file number 1-815) dated August 25, 2017).† **

Exhibit Number	Exhibit Description

10.16	Tax Matters Agreement by and between E. I. du Pont de Nemours and Company and The Chemours Company (incorporated by reference to Exhibit 2.2 to E. I. du Pont de Nemours and Company’s Current Report on Form 8-K (Commission file number 1-815) dated July 8, 2015).†

10.17	Transaction Agreement, dated as of March 31, 2017, by and between E. I. du Pont de Nemours and Company and FMC Corporation (incorporated by reference to Exhibit 10.25 to E. I. du Pont de Nemours and Company’s Quarterly Report on Form 10-Q (Commission file number 1-815) for the period ended March 31, 2017).† **

21.1	Subsidiaries of Corteva, Inc.

99.1	Information Statement of Corteva, Inc., preliminary and subject to completion, dated May 6, 2019.

99.2	The Audited Consolidated Financial Statements of E. I. du Pont de Nemours and Company as of December 31, 2018 and 2017, for the year ended December 31, 2018, for the period September 1, 2017 through December 31, 2017, for the period January 1, 2017 through August 31, 2017 and the year ended December 31, 2016, and the accompanying notes thereto.†

99.3	The Audited Combined Financial Statements of The Dow Agricultural Sciences Business as of December 31, 2018 and 2017 and for the three years ended December 31, 2018, 2017 and 2016.†

99.4	Form of Notice Regarding the Internet Availability of Information Statement Materials.

*	Management contract or compensatory plan or arrangement.
**	Corteva hereby undertakes to furnish supplementally a copy of any omitted schedule or exhibit to such agreement to the U.S. Securities and Exchange Commission upon request.
†	Previously filed.

SIGNATURES

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

Corteva, Inc.

By:	/s/ Gregory R. Friedman
Name: Gregory R. Friedman Title: Executive Vice President, Chief Financial Officer

Date: May 6, 2019